UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2014

The Hackett Group Inc.
(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation)	0-24343 (Commission file number)	65-0750100 (IRS Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida (Address of principal executive offices)	33131 (Zip Code)

Registrant’s telephone number, including area code: (305) 375-8005

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02(e)       Compensatory Arrangements of Certain Officers

(e)            As disclosed in the Compensation Discussion and Analysis section of the proxy materials of The Hackett Group Inc., a Florida corporation (the “Company”) as filed with the U.S. Securities and Exchange Commission on March 21, 2014, the Company’s Chief Executive Officer (Ted A. Fernandez) and Chief Operating Officer (David N. Dungan) surrendered 450,000 vested stock options with a weighted average exercise price of $6.25 that were set to expire in February 2014 and were replaced with SARs pursuant to the Company’s 1998 Stock Option and Incentive Plan in November 2013. As part of this exchange, the Company extended the expiration date of the replacement SARs to November 2023, but kept the other terms of the award the same.  The Compensation Committee of the Company has determined, effective April 21, 2014, to reverse the exercise date extension and provide that the SARs expired on the expiration of their original terms in February 2014.  Accordingly, those awards have expired unexercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: April 21, 2014	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer